Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating Revenues:
Electric	$1,887	$2,038	$3,548	$3,660
Natural gas	205	183	720	658
Total operating revenues	2,092	2,221	4,268	4,318
Operating Expenses:
Fuel and purchased power	507	794	940	1,296
Natural gas purchased for resale	39	39	210	208
Other operations and maintenance	521	460	1,012	945
Depreciation and amortization	420	386	818	753
Taxes other than income taxes	146	131	297	275
Total operating expenses	1,633	1,810	3,277	3,477
Operating Income	459	411	991	841
Other Income, Net	118	96	208	181
Interest Charges	209	187	413	362
Income Before Income Taxes	368	320	786	660
Income Taxes	52	43	112	93
Net Income	316	277	674	567
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$314	$275	$671	$564

Earnings per Common Share - Basic	$1.14	$1.02	$2.43	$2.09

Earnings per Common Share – Diluted	$1.13	$1.01	$2.41	$2.08

Weighted-average Common Shares Outstanding – Basic	276.8	270.3	276.6	270.1
Weighted-average Common Shares Outstanding – Diluted	278.7	271.6	278.6	271.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$12	$13
Accounts receivable - trade (less allowance for doubtful accounts)	600	665
Unbilled revenue	478	415
Miscellaneous accounts receivable	199	107
Inventories	800	774
Current regulatory assets	337	387
Other current assets	218	210
Total current assets	2,644	2,571
Property, Plant, and Equipment, Net	41,372	39,313
Investments and Other Assets:
Nuclear decommissioning trust fund	1,631	1,526
Goodwill	411	411
Regulatory assets	2,888	2,524
Pension and other postretirement benefits	973	977
Other assets	1,297	1,154
Total investments and other assets	7,200	6,592
TOTAL ASSETS	$51,216	$48,476
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,524	$973
Short-term debt	1,220	643
Accounts and wages payable	998	1,254
Interest accrued	246	229
Customer deposits	248	238
Other current liabilities	742	570
Total current liabilities	4,978	3,907
Long-term Debt, Net	19,064	18,214
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,381	5,181
Regulatory liabilities	6,437	6,255
Asset retirement obligations	873	849
Other deferred credits and liabilities	667	540
Total deferred credits and other liabilities	13,358	12,825
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,132	8,106
Retained earnings	5,549	5,292
Accumulated other comprehensive income	3	—
Total shareholders’ equity	13,687	13,401
Noncontrolling Interests	129	129
Total equity	13,816	13,530
TOTAL LIABILITIES AND EQUITY	$51,216	$48,476

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$674	$567
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	841	793
Amortization of nuclear fuel	43	20
Amortization of debt issuance costs and premium/discounts	10	10
Deferred income taxes and tax credits, net	127	172
Allowance for equity funds used during construction	(69)	(39)
Stock-based compensation costs	16	14
Other	(13)	10
Changes in assets and liabilities	(438)	(254)
Net cash provided by operating activities	1,191	1,293
Cash Flows From Investing Activities:
Capital expenditures	(2,653)	(2,130)
Nuclear fuel expenditures	(23)	(19)
Purchases of securities – nuclear decommissioning trust fund	(168)	(244)
Sales and maturities of securities – nuclear decommissioning trust fund	158	223
Other	(20)	59
Net cash used in investing activities	(2,706)	(2,111)
Cash Flows From Financing Activities:
Dividends on common stock	(414)	(384)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	577	(2)
Maturities and extinguishment of long-term debt	(378)	(324)
Issuances of long-term debt	1,794	1,599
Issuances of common stock	22	25
Employee payroll taxes related to stock-based compensation	(14)	(13)
Debt issuance costs	(19)	(14)
Net cash provided by financing activities	1,565	884
Net change in cash, cash equivalents, and restricted cash	50	66
Cash, cash equivalents, and restricted cash at beginning of year(a)	420	328
Cash, cash equivalents, and restricted cash at end of period(b)	$470	$394
(a)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.
(a)Includes $12 million of cash and cash equivalents and $458 million of restricted cash as of June 30, 2026.